Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement Nos. 333-145098 and 333-149916 on Form F-3 of FreeSeas, Inc. of our report dated May 12, 2008 relating to the consolidated financial statements, which appears in this Form 20-F.

Athens, Greece
May 12, 2008